You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. EMC INSURANCE GROUP INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 19, 2016. EMC INSURANCE GROUP INC. P.O. BOX 712 DES MOINES, IA 50306-0712 ATTN: STEVE WALSH Meeting Information Meeting Type: Annual Meeting For holders as of: March 22, 2016 Date: May 19, 2016 Time: 1:30 PM Central Time Location: Employers Mutual Casualty Co. 700 Walnut Street Des Moines, Iowa 50309 See the reverse side of this notice to obtain proxy materials and voting instructions. E07493-P7173 3

Proxy Materials Available to VIEW or RECEIVE: Vote In Person: At the meeting, you will need to request a ballot to vote these shares. If you hold shares in street name, you must obtain a legal proxy, executed in your favor, from the holder of record if you wish to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 5, 2016 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT ANNUAL REPORT Proxy Materials Available to VIEW or RECEIVE: E07494-P7173 3 XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods

Voting Proposals

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees:

   1a. Stephen A. Crane

   1b. Jonathan R. Fletcher

   1c. Robert L. Howe

   1d. Bruce G. Kelley

   1e. Gretchen H. Tegeler

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2. Approve, by a non-binding advisory vote, the compensation of our named executive officers as disclosed in the proxy statement.

3. Approve the Employers Mutual Casualty Company Executive Annual Bonus Plan.

4. Approve the Employers Mutual Casualty Company Executive Long Term Incentive Plan.

5. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

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